EXHIBIT 23.3

                        MITCHELL, WIGGINS & COMPANY LLP

Board of Directors
Community Bankshares Incorporated

We consent to the use of our report on the balance sheets of Community Bankshares Incorporated as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity and cash flows for the three years then ended, included in the Registration Statement on Form S-4 of Community Bankshares Incorporated and to the reference to our firm under the heading "Experts" in the Prospectus.

                                         /s/ MITCHELL, WIGGINS & COMPANY LLP

Petersburg, Virginia
April 23, 1996